Exhibit 99.2
FORM OF NOTICE OF GUARANTEED DELIVERY

USA TECHNOLOGIES, INC.

NOTICE OF GUARANTEED DELIVERY

This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Rights Offering described in the prospectus, dated [________], 2009 (the “Prospectus”), of USA Technologies, Inc., a Pennsylvania corporation (“USA”), if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the “Subscription Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., Eastern Time, on [__________], 2009 (the “Expiration Date”).  The Notice of Guaranteed Delivery must be delivered in the same manner as you would deliver the Subscription Certificate. In addition, eligible institutions may deliver the notice of guaranteed delivery to the Subscription Agent by facsimile transmission (facsimile number +1-718-234-5001). To confirm facsimile deliveries, call +1-718-921-8317 or toll-free +1-877-248-6417. The Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date.  See “The Rights Offering — Guaranteed Delivery Procedures” in the Prospectus.  Payment of the Subscription Price of $[____] per share for each ordinary share subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery hereto.  The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent within three (3) trading days after the Expiration Date.

The addresses and telecopier number of the Subscription Agent are as follows:

By Hand:	By Facsimile (to Eligible Institutions only) +1-718-234-5001	By Mail/Overnight Courier:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 59 Maiden Lane New York, New York 10038	Confirm by Telephone: Toll-free +1-877-248-6417 +1-718-921-8317	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

______________________

Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile other than as set forth above does not constitute a valid delivery.

Ladies and Gentlemen:

The Undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing Subscription Rights issued by USA and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date.  Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Right to subscribe for one share of Common Stock, no par value, of USA (“Common Stock”) per whole Subscription Right with respect to each of the number of Subscription Rights represented by such Subscription Certificate and the shares of Common Stock set forth below pursuant to the Oversubscription Right described in the Prospectus:

No. of Subscription Rights exercised pursuant to Basic Subscription Right (shares subscribed for):

plus

No. of Shares subscribed for pursuant to Oversubscription Right:

Total:

X $[_____]

Total Payment Due:	$

The undersigned understands that payment of the Subscription Price of $[____] per share for each share of Common Stock subscribed pursuant to the Basic Subscription Right and the Oversubscription Right must be received by the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

 is being delivered to the Subscription Agent herewith; or

 has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):


uncertified check (NOTE:  Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared.  Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

	certified check

	bank draft (cashier's check)

	postal, telegraphic or express money order

	wire transfer of immediately available funds

If by certified check, bank draft or express money order, please provide the following information:

Name of maker:

Date of check, draft or money order:

Bank on which check is drawn or issuer of money order:

Signature(s):		Address:

Please type or print

Name(s):		Telephone:

	Please type or print		Please type or print

Subscription Certificate No(s).: